Exhibit No. 99.12(b)

[ON ROPES & GRAY LLP LETTERHEAD]

May 13, 2015

MFS Research International Series

MFS Variable Insurance Trust

111 Huntington Avenue

Boston, MA 02199

MFS Research International Portfolio

MFS Variable Insurance Trust II

111 Huntington Avenue

Boston, MA 02199

Ladies and Gentlemen:

We hereby consent to the filing as an exhibit to Post Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-200817) of our opinion dated March 27, 2015 addressed to MFS Variable Insurance Trust on behalf of MFS Research International Series and MFS Variable Insurance Trust II on behalf of MFS Research International, as to certain tax matters related to the reorganization of MFS Research International Series, a series of MFS Variable Insurance Trust, into MFS Research International Portfolio, a series of MFS Variable Insurance Trust II.

Very truly yours,

/s/ ROPES & GRAY LLP
Ropes & Gray LLP